UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2009

Kforce Inc.

(Exact name of registrant as specified in its charter)

Florida	000-26058	59-3264661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 East Palm Avenue, Tampa, Florida 33605

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 552-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On October 2, 2009, Kforce Inc. (“Kforce”) entered into an employment agreement with Randy Marmon (the “Agreement”). Pursuant to the Agreement, Mr. Marmon shall perform the duties of Chief Customer Development Officer and will be entitled to an annual base salary of at least $300,000. Mr. Marmon’s Agreement extends for a rolling period of two years, unless the agreement is earlier terminated by Mr. Marmon with or without good reason, by Kforce with or without cause, or Mr. Marmon’s employment is terminated by reason of voluntary retirement, death or disability. Mr. Marmon’s Agreement provides for certain severance benefits upon the occurrence of specific events as described in the Agreement. Mr. Marmon is also entitled under his agreement to participate in Kforce’s Supplemental Executive Retirement Plan and certain retirement health benefits.

The summary of the Agreement, above, is qualified in its entirety by the terms of the individual Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 9.01        Financial Statements and Exhibits.

      (d)     Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated as of October 2, 2009, between Kforce Inc. and Randy Marmon

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFORCE INC.
(Registrant)

October 8, 2009	By:	/S/ JOSEPH J. LIBERATORE
Joseph J. Liberatore,
Executive Vice President, Chief Financial Officer (Principal Financial Officer)

KFORCE INC.
(Registrant)

October 8, 2009	By:	/S/ JEFFREY B. HACKMAN
Jeffrey B. Hackman,
Vice President, Chief Accounting Officer (Principal Accounting Officer)